EXHIBIT 23.1
                                                                    ------------






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2004 relating to the financial statements of CAS Medical Systems, Inc., which appears in CAS Medical Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut

June 9, 2004